UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 19, 2021

Date of Report (date of earliest event reported)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

PO Box 323

Old Bethpage, New York 11804

Address of Principal Executive Offices, Including Zip Code

516-586-5643

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

As previously reported, on Saturday morning, July 17, 2021, our historical website domain – biontech.com – and email services were compromised and disabled. Research indicated that an unknown party had ‘hijacked’ the domain in a theft attempt.

On November 19, 2021, the United States District Court for the Eastern District of Virginia, Alexandria Division issued an order stating that “… ORDERED, ADJUDGED and DECREED that plaintiff Bion Environmental Technologies, Inc. (‘plaintiff’) is the lawful owner of domain name <biontech.com> ….” under the heading ‘Bion Environmental Technologies, Inc., Plaintiff, vs John Doe and <biontech.com>, Defendants’ (Case No. 1:21-cv-01034). The Company intends to follow through with the needed steps to move domain name <biontech.com> to a new registrar and reactivate it for the Company’s use (paired initially with its current bionenviro.com website) once it has been ‘re-populated’ with the Company’s content.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)       Financial Statements of Businesses Acquired

Not Applicable.

(b)       Pro Forma Financial Information

Not Applicable.

(c)       Shell Company Transactions

Not Applicable.

(d)       Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

	By:	/s/ Mark A. Smith
Date: November 23, 2021		Mark A. Smith, President